Exhibit 99.1

Contacts
Analyst:	Robert Lentz	Media:	Scott Griffin
	614-876-2000		740-657-6516

Greif Reports Second Quarter 2014 Results

•	Net sales increased 1.1 percent compared to second quarter 2013

•	Record second quarter operating profit in Paper Packaging segment

•	Quarterly earnings negatively impacted by approximately $20 million due to an illegal occupation of a Turkey manufacturing facility and weather-related conditions

•	EBITDA[1] of $116.2 million in second quarter 2014 compared to $122.0 million in second quarter 2013

•	Diluted Class A earnings per share attributable to Greif, Inc. of $0.61 and $1.12 for second quarter and year-to-date 2014, respectively, compared to $0.69 and $1.09 for second quarter and year-to-date 2013

•	As a result of the estimated $34 million full year impact of the illegal occupation and second quarter weather, the Company revises its fiscal 2014 EBITDA[1] guidance to $475 million to $505 million and Class A earnings per share guidance to $2.48 to $2.80

DELAWARE, Ohio (June 4, 2014) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced results for its second quarter, which ended April 30, 2014:

“Our Paper Packaging segment achieved record second quarter operating profit; however, our quarterly results were adversely impacted by a prolonged, illegal occupation at the Hadimkoy, Turkey flexible products manufacturing facility and severe weather-related conditions that significantly affected two of our business segments,” said David B. Fischer, president and chief executive officer. “As a consequence, second quarter financial results were below our expectations; however, specific actions are being implemented companywide to strengthen our business portfolio, including certain non-core asset sales and initiatives to realize cost savings and address underperforming assets. We look forward to stronger performance in the second half of fiscal 2014.”

Consolidated Results

Net sales were $1,100.7 million for the second quarter of 2014 compared with $1,088.9 million for the second quarter of 2013. The 1.1 percent increase in net sales was primarily due to the impact of a 2.3 percent increase in selling prices partially offset by a negative 1.0 percent impact from foreign currency translation. The higher selling prices were primarily for rigid industrial packaging products in North America, partially as a result of the pass-through realization of higher raw material costs, and for paper packaging products. Volumes in Europe within the Rigid Industrial Packaging & Services segment were higher than a year ago.

Gross profit was $204.2 million for the second quarter of 2014 compared with $202.6 million for the second quarter of 2013. Improvements in the Rigid Industrial Packaging & Services and Paper Packaging segments were offset by declines in the Flexible Products & Services and Land Management segments. Gross profit margin was 18.6 percent for the second quarters of 2014 and 2013.

SG&A expenses increased 11.1 percent to $135.4 million for the second quarter of 2014 from $121.9 million for the second quarter of 2013 primarily related to higher professional fees, higher amortization expenses related to intangible assets and scalable business platform expenses. SG&A expenses were 12.3 percent of net sales for the second quarter of 2014 compared with 11.2 percent of net sales for the second quarter of 2013.

Restructuring charges were $3.9 million for the second quarter of 2014 and were primarily related to employee separation costs in the Flexible Products & Services segment and footprint rationalization efforts in our Rigid Industrial Packaging & Services segment. Restructuring charges were immaterial for the second quarter of 2013.

[1]	EBITDA is defined as net income plus interest expense, net, plus income tax expense less equity earnings of unconsolidated subsidiaries, net of tax plus depreciation, depletion and amortization.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Operating profit was $74.6 million for the second quarter of 2014 compared with $83.9 million for the second quarter of 2013. The $9.3 million decrease consisted of an $11.1 million decrease in the Flexible Products & Services segment and a $6.0 million decrease in the Rigid Industrial Packaging & Services segment, partially offset by a $7.0 million increase in the Land Management segment and a $0.8 million increase in the Paper Packaging segment. Factors contributing to the $9.3 million decrease were the negative financial impact of items related to the occupation of a flexible products manufacturing facility and adverse weather-related conditions in two of our business segments. Included in operating profit for the second quarter of 2014 were $4.0 million of net gains from special items2. The impact of special items in the second quarter of 2013 was immaterial. Operating profit before special items was $70.6 million for the second quarter of 2014 compared with $83.9 million for the second quarter of 2013.

EBITDA was $116.2 million for the second quarter of 2014 compared with $122.0 million for the second quarter of 2013. The $5.8 million decrease was primarily due to costs incurred due to the occupation of a flexible products manufacturing facility. EBITDA before special items was $112.2 million for the second quarter of 2014 versus $122.0 million for the second quarter of 2013. Depreciation, depletion and amortization expense was $41.9 million for the second quarter of 2014 compared with $38.9 million for the second quarter of 2013.

Cash provided by operating activities was $102.7 million for the second quarter of 2014 compared with $107.8 million for the second quarter of 2013. Free cash flow3 was $71.3 million for the second quarter of 2014 compared with free cash flow of $85.4 million for the second quarter of 2013. The decrease in free cash flow was due to costs related to the occupation of a flexible products manufacturing facility and higher timberland purchases in the second quarter of 2014 compared with the second quarter of 2013.

Interest expense, net, was $20.4 million for the second quarter of 2014 compared with $21.4 million for the second quarter of 2013. The decrease was the result of lower average interest rates due to refinancing activities in certain countries offset by higher average debt outstanding primarily resulting from two acquisitions completed in the first quarter of 2014.

Income tax expense was $19.5 million for the second quarter of 2014 compared with $19.6 million for the second quarter of 2013. The company’s effective tax rate was 36.2 percent for the second quarter of 2014 versus 31.8 percent for the second quarter of 2013. The second quarter 2014 effective tax rate reflects the impact of a shift in global earnings mix to countries with higher tax rates, which was partially offset by a net discrete tax benefit in the amount of $1.0 million related to prior periods. The net discrete tax benefit related to international subsidiaries in Canada ($2.0 million of tax expense) and Brazil ($3.0 million of tax benefit).

Net income attributable to Greif, Inc. was $35.8 million, or $0.61 per diluted Class A share and $0.92 per diluted Class B share, for the second quarter of 2014 versus net income attributable to Greif, Inc. of $40.2 million, or $0.69 per diluted Class A share and $1.03 per diluted Class B share, for the second quarter of 2013.

Segment Results

Rigid Industrial Packaging & Services

Net sales increased 1.4 percent to $784.3 million for the second quarter of 2014 compared with $773.4 million for the second quarter of 2013. The increase in net sales was attributable to product mix, volume improvements in Europe, and a 3.0 percent increase in selling prices, partially attributable to the contractual pass-through of higher resin costs. The impact of foreign currency translation was a negative 1.6 percent compared with the second quarter of 2013.

Gross profit was $144.0 million for the second quarter of 2014 compared with $136.7 million for the second quarter of 2013. Gross profit margin increased to 18.4 percent for the second quarter of 2014 from 17.7 percent for the second quarter of 2013. The increase was partially due to product mix.

Operating profit was $47.2 million for the second quarter of 2014 compared with $53.2 million for the second quarter of 2013. The $6.0 million decrease was due to higher than planned selling, general and administrative costs associated with increased professional fees, amortization of intangible assets and adverse weather-related conditions in North America and Latin America. Operating profit before special items was $48.3 million for the second quarter of 2014 versus $53.0 million for the second quarter of 2013.

[2]	A summary of all special items that are included in operating profit before special items and in EBITDA before special items is set forth in the Selected Financial Highlights table following the Company Outlook in this release.
[3]	Free cash flow is defined as net cash provided by operating activities less capital expenditures and timberland purchases plus proceeds from sales of properties, plants, equipment, timberland and other assets.

Restructuring charges for the second quarter of 2014 were $0.8 million related to the consolidation of certain Europe, Asia Pacific and Latin America operations. Restructuring charges for the second quarter of 2013 were immaterial.

EBITDA was $78.0 million for the second quarter of 2014 compared with $80.9 million for the second quarter of 2013. This decrease was due to the same factors that impacted the decrease in operating profit. EBITDA before special items was $79.1 million for the second quarter of 2014 compared with $80.7 million for the second quarter of 2013. Depreciation, depletion and amortization expense was $29.3 million for the second quarter of 2014 compared with $26.6 million for the second quarter of 2013.

Paper Packaging

Net sales increased 5.4 percent to $205.0 million for the second quarter of 2014 compared with $194.5 million for the second quarter of 2013. The increase was attributable to higher selling prices partially realized as a result of the pass-through of a previous containerboard price increase and increasing sales of specialty products, partially offset by the impact of adverse weather-related conditions.

Gross profit increased 4.9 percent to $43.1 million for the second quarter of 2014 from $41.1 million for the second quarter of 2013 as a result of the same factors that impacted the segment’s net sales. Gross profit margin decreased slightly to 21.0 percent for the second quarter of 2014 from 21.1 percent for the second quarter of 2013.

Second quarter operating profit and operating profit before special items increased 3.1 percent to a second quarter record of $26.5 million compared with $25.7 million for the second quarter of 2013 due to higher selling prices partially offset by higher energy, input and logistic costs associated with adverse weather related conditions.

EBITDA and EBITDA before special items were $33.8 million for the second quarter of 2014 compared with $32.3 million for the second quarter of 2013. This increase was due to the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $8.1 million for the second quarter of 2014 compared with $7.4 million for the second quarter of 2013.

Flexible Products & Services

Net sales decreased 6.3 percent to $105.3 million for the second quarter of 2014 compared with $112.4 million for the second quarter of 2013. The decrease in net sales was attributable to selling price decreases of 5.6 percent and volume decreases of 1.7 percent due to lost sales as a result of the occupation of a manufacturing facility in Turkey and product mix. The impact of foreign currency translation was a positive 1.0 percent compared with the second quarter of 2013.

Gross profit was $14.8 million for the second quarter of 2014 compared with $20.6 million for the second quarter of 2013. Gross profit margin decreased to 14.1 percent for the second quarter of 2014 from 18.3 percent for the second quarter of 2013 primarily due to the occupation of a manufacturing facility in Turkey, which resulted in higher costs incurred to find alternative supply sources to satisfy customers and idle facility costs.

Operating loss was $10.3 million for the second quarter of 2014 compared with an operating profit of $0.8 million for the second quarter of 2013 due to incremental security costs for certain facilities, unplanned costs to service customers and the impact of lost sales. Operating loss before special items was $7.2 million for the second quarter of 2014 compared with an operating profit of $1.0 million for the second quarter of 2013.

EBITDA was negative $7.6 million for the second quarter of 2014 compared with $3.4 million for the second quarter of 2013. This decrease was due to the same factors that impacted the segment’s operating profit. EBITDA before special items was negative $4.5 million for the second quarter of 2014 compared with $3.6 million for the second quarter of 2013. Depreciation, depletion and amortization expense was $3.7 million for the second quarters of 2014 and 2013.

Land Management

Net sales decreased 29.1 percent to $6.1 million for the second quarter of 2014 compared with $8.6 million for the second quarter of 2013. The decrease was due to lower planned sales of timber in the second quarter of 2014.

Operating profit increased to $11.2 million for the second quarter of 2014 from $4.2 million for the second quarter of 2013 primarily due to an $8.2 million gain on the disposal of timberland in the third and fourth phases of an approximately $90 million multi-phase sales contract. The company anticipates closing the final phase of this contract by the first quarter of 2015 and estimates a gain of approximately $22 to $24 million on that sale. Operating profit before special items was $3.0 million for the second quarter of 2014 compared with $4.2 million for the second quarter of 2013. The $1.2 million decrease was primarily due to lower planned sales of timber. Special use property disposals included in operating profit were $1.2 million for the second quarter of 2014 compared with $0.5 million for the second quarter of 2013.

EBITDA was $12.0 million for the second quarter of 2014 compared with $5.4 million for the second quarter of 2013. This increase was primarily due to the same factors that impacted operating profit. EBITDA before special items was $3.8 million for the second quarter of 2014 compared with $5.4 million for the second quarter of 2013 due to lower planned sales of timber. Depreciation, depletion and amortization expense was $0.8 million for the second quarter of 2014 compared with $1.2 million for the second quarter of 2013.

Other Financial Information

Long-term debt was $1,300.8 million at April 30, 2014 compared with $1,207.2 million at Oct. 31, 2013 and $1,269.4 million at April 30, 2013. The increase was partially attributable to two acquisitions completed in the first quarter of 2014.

Capital expenditures were $27.5 million for the second quarter of 2014 compared with $27.0 million for second quarter of 2013. There were $25.7 million in timberland purchases for the second quarter of 2014 compared with $0.5 million for the second quarter of 2013. Depreciation, depletion and amortization expense was $41.9 million for the second quarter of 2014 compared with $38.9 million for the second quarter of 2013.

On June 3, 2014, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.63 per share of Class B Common Stock. These dividends are payable on July 1, 2014, to stockholders of record at close of business on June 20, 2014.

Company Outlook

The slow motion global economic recovery is anticipated to continue during the remainder of fiscal 2014, resulting in moderate sales volume improvement and slightly higher raw material costs in certain regions. The Rigid Industrial Packaging segment is anticipated to benefit from moderate volume growth, especially in Europe, and Greif Business System cost savings. Specific actions will be implemented in the Flexible Products segment during the second half of 2014 as this business is repositioned for sustainable growth and profitability. Additionally, the Company is pursuing the sale of select non-core assets and plans to accelerate restructuring actions. Based on these factors, including anticipated gains from the sale of select non-core assets, fiscal 2014 EBITDA guidance is $475 million to $505 million and Class A earnings per share guidance is $2.48 to $2.80. This guidance excludes scheduled timberland gains of approximately $20 million or $0.20 per Class A share. In the future, the Company’s outlook will be based on Class A earnings per share.

Selected Financial Highlights

	Three months ended		Six months ended
	April 30,		April 30,
(Dollars in millions, except per share amounts)	2014	2013[4]	2014	2013[4]
Selected financial highlights
Net sales	$1,100.7	$1,088.9	$2,135.1	$2,097.5
Operating profit	74.6	83.9	146.6	147.9
Operating profit before special items	70.6	83.9	137.0	149.7
EBITDA	116.2	122.0	222.7	222.4
EBITDA before special items	112.2	122.0	213.1	224.2
Cash provided by operating activities	102.7	107.8	39.9	39.0
Net income attributable to Greif, Inc.	35.8	40.2	65.3	63.8
Diluted Class A earnings per share attributable to Greif, Inc.	$0.61	$0.69	$1.12	$1.09
Special items included in the amounts above
Restructuring charges	$(3.9)	$0.1	$(6.5)	$(1.2)
Acquisition-related costs	(0.3)	(0.1)	(0.8)	(0.6)
Debt extinguishment charges	—	—	—	(1.3)
Timberland gains	8.2	—	16.9	—

Total special items	4.0	—	9.6	(3.1)

Total special items, net of tax	2.5	—	6.2	(2.0)

Impact of total special items, net of tax, on diluted Class A earnings per share attributable to Greif, Inc.	$0.04	—	$0.11	$(0.03)

	April 30, 2014	October 31, 2013
Working capital[5]	$363.6	$292.3
Net working capital[5]	276.2	214.2
Long-term debt	1,300.8	1,207.2
Net debt[6]	1,298.8	1,203.2

Conference Call

The company will host a conference call to discuss the second quarter of 2014 results on June 5, 2014, at 10 a.m. Eastern Time (ET). To participate, domestic callers should call 877-485-3107 and ask for the Greif conference call. The number for international callers is +1 201-689-8427. Phone lines will open at 9:50 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at www.greif.com in the Investor Center/Conference Calls. A replay of the conference call will be available on the company’s website approximately one hour following the call.

About Greif

Greif is a world leader in industrial packaging products and services. The company produces steel, plastic, fibre, flexible, corrugated and multiwall containers and containerboard, and provides reconditioning, blending, filling and packaging services for a wide range of industries. Greif also manages timber properties in North America. The company is strategically positioned in more than 50 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.

[4]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.
[5]	Working capital represents current assets less current liabilities. Net working capital represents working capital less cash and cash equivalents.
[6]	Net debt represents long-term debt plus the current portion of long-term debt plus short-term borrowings less cash and cash equivalents.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this news release, including without limitation statements regarding our future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information currently available to management. Although we believe that the expectations reflected in forward-looking statements have a reasonable basis, we can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) the current and future challenging global economy may adversely affect our business, (ii) historically, our business has been sensitive to changes in general economic or business conditions, (iii) our operations are subject to currency exchange and political risks that could adversely affect our results of operations, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands, (vii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (viii) we may encounter difficulties arising from acquisitions, (ix) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (x) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition, (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiii) our business may be adversely impacted by work stoppages and other labor relations matters, (xiv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xv) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xvi) legislation/regulation related to climate change and environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xvii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xviii) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xix) changing climate conditions may adversely affect our operations and financial performance, (xx) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxi) changes in U.S. generally accepted accounting principles and SEC rules and regulations could materially impact our reported results, and (xxii) if the company fails to maintain an effective system of internal control, the company may not be able to accurately report financial results or prevent fraud. Changes in business results may impact our book tax rates. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those projected, see “Risk Factors” in Part I, Item 1A of our Form 10-K for the year ended Oct. 31, 2013 and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars and shares in millions, except per share amounts)

	Three months ended		Six months ended
	April 30,		April 30,
	2014	2013[7]	2014	2013[7]
Net sales	$1,100.7	$1,088.9	$2,135.1	$2,097.5
Cost of products sold	896.5	886.3	1,744.3	1,708.2

Gross profit	204.2	202.6	390.8	389.3
Selling, general and administrative expenses	135.4	121.9	256.9	244.5
Restructuring charges	3.9	(0.1)	6.5	1.2
Timberland gains	(8.2)	—	(16.9)	—
Gain on disposal of properties, plants and equipment, net	(1.5)	(3.1)	(2.3)	(4.3)

Operating profit	74.6	83.9	146.6	147.9
Interest expense, net	20.4	21.4	40.8	43.0
Debt extinguishment charges	—	—	—	1.3
Other expense, net	0.3	0.8	4.9	3.9

Income before income tax expense and equity earnings of unconsolidated affiliates, net	53.9	61.7	100.9	99.7
Income tax expense	19.5	19.6	36.0	32.8
Equity earnings of unconsolidated affiliates, net of tax	0.1	0.2	0.2	0.3

Net income	34.5	42.3	65.1	67.2
Net (income) loss attributable to noncontrolling interests	1.3	(2.1)	0.2	(3.4)

Net income attributable to Greif, Inc.	$35.8	$40.2	$65.3	$63.8

Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.61	$0.69	$1.12	$1.09
Class B Common Stock	$0.92	$1.03	$1.67	$1.63
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.61	$0.69	$1.12	$1.09
Class B Common Stock	$0.92	$1.03	$1.67	$1.63
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.5	25.4	25.5	25.4
Class B Common Stock	22.1	22.1	22.1	22.1
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.6	25.4	25.5	25.4
Class B Common Stock	22.1	22.1	22.1	22.1

[7]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in millions)

	April 30, 2014	October 31, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$87.4	$78.1
Trade accounts receivable	489.2	481.9
Inventories	407.1	375.3
Current portion related party notes receivable	2.4	2.8
Other current assets	183.4	155.9

	1,169.5	1,094.0

LONG-TERM ASSETS
Goodwill	1,028.0	1,003.5
Intangible assets	188.6	180.8
Related party note receivable	11.7	12.6
Assets held by special purpose entities	50.9	50.9
Other long-term assets	152.5	142.1

	1,431.7	1,389.9

PROPERTIES, PLANTS AND EQUIPMENT, NET	1,395.4	1,398.3

	$3,996.6	$3,882.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$432.5	$431.3
Short-term borrowings	70.4	64.1
Current portion of long-term debt	15.0	10.0
Other current liabilities	288.0	296.3

	805.9	801.7

LONG-TERM LIABILITIES
Long-term debt	1,300.8	1,207.2
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	436.8	432.0

	1,780.9	1,682.5

SHAREHOLDERS’ EQUITY	1,409.8	1,398.0

	$3,996.6	$3,882.2

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2014	2013[8]	2014	2013[8]
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$34.5	$42.3	$65.1	$67.2
Depreciation, depletion and amortization	41.9	38.9	81.0	78.4
Asset impairments	—	2.2	0.2	2.3
Other non-cash adjustments to net income	(13.0)	(5.3)	(23.3)	(0.6)
Working capital changes	45.1	(3.5)	(48.2)	(79.2)
Increase (decrease) in cash from changes in certain assets and liabilities and other	(5.8)	33.2	(34.9)	(29.1)

Net cash provided by operating activities	102.7	107.8	39.9	39.0

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	—	—	(52.3)	—
Purchases of properties, plants, equipment and timber properties	(53.2)	(27.5)	(95.7)	(56.0)
Proceeds from the sale of properties, plants, equipment, timberland and other assets	21.8	5.1	36.6	6.1
Payments on notes receivable with related party, net	0.5	0.4	0.9	0.5

Net cash used in investing activities	(30.9)	(22.0)	(110.5)	(49.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) debt, net	(51.8)	(66.3)	123.2	56.6
Dividends paid	(24.7)	(24.6)	(49.1)	(49.0)
Other	6.4	0.9	6.5	(2.5)

Net cash provided by (used in) financing activities	(70.1)	(90.0)	80.6	5.1

EFFECTS OF EXCHANGE RATES ON CASH	3.7	(1.8)	(0.7)	(0.8)
Net increase (decrease) in cash and cash equivalents	5.4	(6.0)	9.3	(6.1)
Cash and cash equivalents at beginning of the period	82.0	91.4	78.1	91.5

Cash and cash equivalents at end of the period	87.4	85.4	87.4	85.4

[8]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.

GREIF, INC. AND SUBSIDIARY COMPANIES

FINANCIAL HIGHLIGHTS BY SEGMENT

UNAUDITED

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2014	2013[9]	2014	2013[9]
Net sales:
Rigid Industrial Packaging & Services	$784.3	$773.4	$1,496.6	$1,477.8
Paper Packaging	205.0	194.5	407.7	378.7
Flexible Products & Services	105.3	112.4	218.5	223.8
Land Management	6.1	8.6	12.3	17.2

Total net sales	$1,100.7	$1,088.9	$2,135.1	$2,097.5

Operating profit (loss):
Rigid Industrial Packaging & Services	$47.2	$53.2	$76.7	$84.7
Paper Packaging	26.5	25.7	56.5	53.4
Flexible Products & Services	(10.3)	0.8	(9.5)	1.4
Land Management	11.2	4.2	22.9	8.4

Total operating profit	$74.6	$83.9	$146.6	$147.9

EBITDA[10]:
Rigid Industrial Packaging & Services	$78.0	$80.9	$130.2	$135.5
Paper Packaging	33.8	32.3	71.8	69.0
Flexible Products & Services	(7.6)	3.4	(3.8)	7.2
Land Management	12.0	5.4	24.5	10.7

Total EBITDA	$116.2	$122.0	$222.7	$222.4

[9]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.
[10]	EBITDA is defined as net income plus interest expense, net, plus income tax expense less equity earnings of unconsolidated subsidiaries, net of tax plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES

SPECIAL ITEMS BY SEGMENT

UNAUDITED

(Dollars in millions)

	Three months ended April 30,		Six months ended April 30,
	2014	2013[11]	2014	2013[11]
Rigid Industrial Packaging & Services
Restructuring charges	$0.8	$(0.3)	$3.3	$0.9
Acquisition-related costs	0.3	0.1	0.8	0.6
Debt extinguishment charges	—	—	—	0.9

Total special Items	1.1	(0.2)	4.1	2.4

Paper Packaging
Debt extinguishment charges	—	—	—	0.2

Total special Items	—	—	—	0.2

Flexible Products & Services
Restructuring charges	3.1	0.2	3.2	0.3
Debt extinguishment charges	—	—	—	0.2

Total special items	3.1	0.2	3.2	0.5

Land Management
Timberland gains	(8.2)	—	(16.9)	—

Total special items	(8.2)	—	(16.9)	—

Total special Items	($4.0)	$—	($9.6)	$3.1

[11]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

NET WORKING CAPITAL AND NET DEBT

UNAUDITED

(Dollars in millions)

	April 30, 2014	October 31, 2013
Current assets	$1,169.5	$1,094.0
Less: current liabilities	805.9	801.7

Working capital	363.6	292.3
Less: cash and cash equivalents	87.4	78.1

Net working capital	276.2	214.2

Long-term debt	$1,300.8	$1,207.2
Plus: current portion of long-term debt	15.0	10.0
Plus: short-term borrowings	70.4	64.1
Less: cash and cash equivalents	87.4	78.1

Net debt	$1,298.8	$1,203.2

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED EBITDA12

UNAUDITED

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2014	2013[13]	2014	2013[13]
Net income	$34.5	$42.3	$65.1	$67.2
Plus: interest expense, net	20.4	21.4	40.8	44.3
Plus: income tax expense	19.5	19.6	36.0	32.8
Plus: depreciation, depletion and amortization expense	41.9	38.9	81.0	78.4
Less: equity earnings of unconsolidated affiliates, net of tax	0.1	0.2	0.2	0.3

EBITDA	$116.2	$122.0	$222.7	$222.4

Net income	$34.5	$42.3	$65.1	$67.2
Plus: interest expense, net	20.4	21.4	40.8	44.3
Plus: income tax expense	19.5	19.6	36.0	32.8
Plus: other expense, net	0.3	0.8	4.9	3.9
Less: equity earnings of unconsolidated affiliates, net of tax	0.1	0.2	0.2	0.3

Operating profit	74.6	83.9	146.6	147.9
Less: other expense, net	0.3	0.8	4.9	3.9
Plus: depreciation, depletion and amortization expense	41.9	38.9	81.0	78.4

EBITDA	$116.2	$122.0	$222.7	$222.4

[12]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. As demonstrated in this table, EBITDA can also be calculated with reference to operating profit.
[13]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA14

UNAUDITED

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2014	2013[15]	2014	2013[15]
Rigid Industrial Packaging & Services
Operating profit	$47.2	$53.2	$76.7	$84.7
Less: other (income) expense, net	(1.5)	(1.1)	3.2	2.7
Plus: depreciation and amortization expense	29.3	26.6	56.7	53.5

EBITDA	$78.0	$80.9	$130.2	$135.5
Paper Packaging
Operating profit	$26.5	$25.7	$56.5	$53.4
Less: other (income) expense, net	0.8	0.8	—	(0.2)
Plus: depreciation and amortization expense	8.1	7.4	15.3	15.4

EBITDA	$33.8	$32.3	$71.8	$69.0
Flexible Packaging & Services
Operating profit (loss)	$(10.3)	$0.8	$(9.5)	$1.4
Less: other expense, net	1.0	1.1	1.7	1.4
Plus: depreciation and amortization expense	3.7	3.7	7.4	7.2

EBITDA	$(7.6)	$3.4	$(3.8)	$7.2
Land Management
Operating profit	$11.2	$4.2	$22.9	$8.4
Plus: depreciation, depletion and amortization expense	0.8	1.2	1.6	2.3

EBITDA	$12.0	$5.4	$24.5	$10.7

Consolidated EBITDA	$116.2	$122.0	$222.7	$222.4

[14]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result.
[15]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

FREE CASH FLOW16

UNAUDITED

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2014	2013[17]	2014	2013[17]
Net cash provided by operating activities	$102.7	$107.8	$39.9	$39.0
Less: Purchases of properties, plants, equipment and timber properties	(53.2)	(27.5)	(95.7)	(56.0)
Plus: Proceeds from sales of properties, plants, equipment, timberland and other assets	21.8	5.1	36.6	6.1

Free Cash Flow	$71.3	$85.4	$(19.2)	$(10.9)

[16]	Free cash flow is defined as net cash provided by operating activities less capital expenditures and timberland purchases plus proceeds from sales of properties, plants, equipment, timberland and other assets.
[17]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.

GREIF, INC. AND SUBSIDIARY COMPANIES

GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2014	2013[18]	2014	2013[18]
Net sales:
North America	$534.6	$513.3	$1,035.0	$989.4
Europe, Middle East and Africa	415.7	413.5	790.7	784.1
Asia Pacific and Latin America	150.4	162.1	309.4	324

Total net sales	$1,100.7	$1,088.9	$2,135.1	$2,097.5

Operating profit:
North America	$55.7	$52.0	$109.4	$97.4
Europe, Middle East and Africa	14.1	28.6	28.1	42.9
Asia Pacific and Latin America	4.8	3.3	9.1	7.6

Total operating profit	$74.6	$83.9	$146.6	$147.9

Notes:	The North America region includes businesses from Rigid Industrial Packaging & Services, Paper Packaging, Flexible Products & Services and Land Management.

The Europe, Middle East and Africa region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

The Asia Pacific and Latin America region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

[18]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT OPERATING PROFIT (LOSS) BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2014	2013[19]	2014	2013[19]
Operating profit (loss):
Rigid Industrial Packaging & Services	$47.2	$53.2	$76.7	$84.7
Paper Packaging	26.5	25.7	56.5	53.4
Flexible Products & Services	(10.3)	0.8	(9.5)	1.4
Land Management	11.2	4.2	22.9	8.4

Total operating profit	74.6	83.9	146.6	147.9

Restructuring charges:
Rigid Industrial Packaging & Services	0.8	(0.3)	3.3	0.9
Flexible Products & Services	3.1	0.2	3.2	0.3

Total restructuring charges	3.9	(0.1)	6.5	1.2

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.3	0.1	0.8	0.6

Total acquisition-related costs	0.3	0.1	0.8	0.6

Timberland gains:
Land Management	(8.2)	—	(16.9)	—

Total timberland gains	(8.2)	—	(16.9)	—

Operating profit (loss) before special items[20]:
Rigid Industrial Packaging & Services	48.3	53.0	80.8	86.2
Paper Packaging	26.5	25.7	56.5	53.4
Flexible Products & Services	(7.2)	1.0	(6.3)	1.7
Land Management	3.0	4.2	6.0	8.4

Total operating profit before special items	$70.6	$83.9	$137.0	$149.7

[19]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.
[20]	Operating profit (loss) before special items is defined as operating profit (loss) plus restructuring charges plus acquisition-related costs less timberland gains.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2014	2013[21]	2014	2013[21]
EBITDA[22]:
Rigid Industrial Packaging & Services	$78.0	$80.9	$130.2	$135.5
Paper Packaging	33.8	32.3	71.8	69.0
Flexible Products & Services	(7.6)	3.4	(3.8)	7.2
Land Management	12.0	5.4	24.5	10.7

Total EBITDA	116.2	122.0	222.7	222.4

Restructuring charges:
Rigid Industrial Packaging & Services	0.8	(0.3)	3.3	0.9
Flexible Products & Services	3.1	0.2	3.2	0.3

Total restructuring charges	3.9	(0.1)	6.5	1.2

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.3	0.1	0.8	0.6

Total acquisition-related costs	0.3	0.1	0.8	0.6

Timberland gains:
Land Management	(8.2)	—	(16.9)	—

Total timberland gains	(8.2)	—	(16.9)	—

EBITDA before special items[23]:
Rigid Industrial Packaging & Services	79.1	80.7	134.3	137.0
Paper Packaging	33.8	32.3	71.8	69.0
Flexible Products & Services	(4.5)	3.6	(0.6)	7.5
Land Management	3.8	5.4	7.6	10.7

Total EBITDA before special items	$112.2	$122.0	$213.1	$224.2

[21]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.
[22]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA
[23]	EBITDA before special items is defined as EBITDA plus restructuring charges plus acquisition-related costs less timberland gains.